MANAGEMENT AGREEMENT
EnTrustPermal Management LLC
    This MANAGEMENT AGREEMENT ("Agreement") is made this 20 day of May, 2016, by and between Legg Mason Partners Variable Equity Trust (the "Trust") and EnTrustPermal Management LLC, a Delaware limited liability company (the "Manager").
    WHEREAS, the Trust is a Maryland statutory trust registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");
    WHEREAS, the Manager is engaged primarily in rendering investment advisory and management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");
    WHEREAS, the Trust wishes to retain the Manager to provide trading, investment advisory and management services to the
Trust with respect to the series of the Trust designated in Schedule A annexed hereto (the "Fund"); and
    WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;
    NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:
    1. The Trust hereby appoints the Manager to act as investment adviser of the Fund for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
    2. The Fund shall at all times keep the Manager fully informed with regard to the securities, Commodity Interests (as defined in paragraph 3) and other investments owned by it, its funds available, or to become available, for investment, and generally as to the condition of its affairs. It shall furnish the Manager with such other documents and information with regard to its affairs as the Manager may from time to time
reasonably request.
    3. (a) Subject to the supervision of the Trust's Board of Trustees (the "Board"), the Manager shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities, Commodity Interests and other investments consistent with the Fund's investment objectives, policies and restrictions, as stated in the Fund's current Prospectus and Statement of Additional Information. For purposes of this Agreement, Commodity Interests include commodity futures (including futures on broad-based securities indexes or interest rate futures), forward contracts, foreign exchange transactions, options on commodity futures, swaps, swaptions and certain other instruments regulated by the Commodity Futures Trading Commission (the "CFTC"). The Manager shall determine from time to time what securities, Commodity Interests and other investments will be purchased, retained, sold or exchanged by the Fund and what portion of the assets of the Fund's portfolio will be held in the various securities, Commodity Interests and other investments in which the Fund invests, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the Trust's Declaration of Trust and By-Laws (collectively, the "Governing Documents"), the 1940 Act, the Commodity Exchange Act, as amended (the "CEA") and the applicable rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") and the CFTC and
interpretive guidance issued by the SEC staff and the CFTC
staff, any exemptive orders or other relief issued by the SEC or the CFTC applicable to the Fund, any other applicable federal and state law, the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the Manager. The Manager is authorized as the agent of the Trust to give instructions to the custodian of the Fund (the "Custodian") and any Fund sub-custodian or prime broker as to deliveries of securities, Commodity Interests and other investments and payments of cash in respect of transactions or cash margin calls for the account of the Fund. Subject to applicable provisions of the 1940 Act and direction from the Board, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies. To the extent not delegated to a subadviser, commodity trading advisor ("CTA") or commodity pool operator ("CPO"), the Manager will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant, counterparty or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in
Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to the Fund and/or the other accounts over which the Manager or its affiliates exercise investment discretion. The Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund, which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the
Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Manager and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Manager's authority regarding the execution of the Fund's portfolio transactions provided herein. The Manager shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund, shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board. The Manager may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, repurchase agreements, reverse repurchase agreements, clearing agreements, account documentation, futures and option agreements, swap agreements, limited partnership agreements, derivative master agreements, other investment-related agreements, and any other agreements, documents, schedules, annexes, instruments, releases, consents, elections and confirmations the Manager believes are appropriate or desirable in performing its duties under this Agreement.
    (b) Subject to the direction and control of the Board, the Manager shall perform such management services as may from time to time be reasonably requested by the Fund as necessary for the provision of investment and trading advisory and related services to the Fund, such as (i) oversight of the Fund's subadvisers, CTAs and CPOs; (ii) providing certain compliance and regulatory reporting services, and (iii) providing
assistance with the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders. Notwithstanding the foregoing, the Manager shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of the shares of the Fund, nor shall the Manager be deemed to have assumed or have any responsibility with respect to functions specifically assumed by the Custodian or any transfer agent, fund accounting agent, fund administrator, shareholder servicing agent or other agent, in each case employed by the
Fund to perform such functions.
    (c) The Fund hereby authorizes any entity or person associated with the Manager, which is a member of a national securities exchange, to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of Additional Information relative to the Manager and its
directors and officers.
    (d) The Fund may establish one or more wholly-owned subsidiaries of the Fund through which it may conduct a significant portion of its investments in Commodity Interests.
    (e) When the Fund adopts policies, procedures or restrictions to the Governing Documents, and amendments or revisions thereto, the Fund will provide the documents to the Manager in advance of their implementation.
    4. Subject to the Board's approval and consistent with the 1940 Act and any SEC exemptive relief or guidance thereunder, the Manager or the Fund may enter into, or terminate, contracts with one or more subadvisers, CTAs or CPOs, including without limitation, affiliates of the Manager, in which the Manager delegates to such subadvisers, CTAs or CPOs any or all its duties specified hereunder, on such terms as the Manager will determine to be necessary, desirable or appropriate, provided that in each case the Manager shall supervise the activities of each such subadviser, CTA or CPO and further provided that such contracts impose on any subadviser, CTA or CPO bound thereby all the conditions to which the Manager is subject hereunder and that such contracts are entered into in accordance with and meet
all applicable requirements of the 1940 Act and the CEA.   The
Manager shall have the authority to allocate all or a portion of the Fund's assets for portfolio management purposes among subadvisers, CTAs and CPOs.
    5. (a) The Manager, at its expense, shall supply the Board and officers of the Trust with all information and reports reasonably required by them and reasonably available to the Manager and, to the extent not provided by other parties, shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. With respect to the Fund's transactions in securities, Commodity Interests and other investments, the Manager shall oversee the maintenance of all books and records in accordance with all applicable federal and state laws and regulations, except to the extent arrangements have been made for such books and records to be maintained by any fund administrator or other agent of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Manager further agrees to arrange for the preservation of the records required to be maintained hereunder in accordance with all applicable laws and resolutions, including compliance with the requirements of Rules 31a-1 and 31a-2 under the 1940 Act and CFTC Rule 4.23. The Manager shall authorize and permit any of its directors, officers and employees, who may be elected as Board members or officers of the Fund, to serve in the capacities in which they are elected.
    (b) The Manager shall bear all expenses, and shall furnish all necessary services, facilities and personnel, in connection with its responsibilities under this Agreement. Other than as herein specifically indicated, the Manager shall not be responsible for the Fund's expenses, including, without limitation: advisory fees; distribution fees; interest; taxes; governmental fees; third-party risk management, collateral management and fund compliance reporting expenses; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organizational costs of the Fund; the cost (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Fund's securities, Commodity Interests and other investments and any losses in connection therewith; fees, costs and expenses associated with any prime brokerage arrangement (including the costs of any securities borrowing arrangement), tri-party custody arrangements; acquired fund fees and expenses; Form CPO-PQR filings that relate to the Fund; costs of forming and maintaining subsidiaries; dividend and interest expenses on securities sold short; fees and expenses of custodians, administrators, transfer agents, registrars, independent pricing vendors or other agents; Fund legal expenses; loan commitment fees; expenses relating to the issuing and redemption or repurchase of the Fund's shares and servicing shareholder accounts; expenses of registering and qualifying the Fund's shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Fund's shareholders; costs of stationery; website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund; Board fees; audit fees; travel expenses of officers, members of the Board and employees of the Fund, if any; and the Fund's pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board members and employees; litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund's Board members and officers with respect thereto.
    6. The Manager may delegate some or all of its duties under this Agreement to affiliated investment advisers or other service providers (each a "Manager-Delegatee"); provided, however, that (i) the Manager provides prior written notice to the Fund and the Fund consents in writing, (ii) any delegation of advisory duties is subject to and conditioned on the approval of the Board and/or the Fund's shareholders as may be required pursuant to Section 15 of the 1940 Act, (iii) any such delegation complies with applicable exemptive relief, rule or no-action position on which the Fund relies; (iv) no additional charges, fees or other compensation will be paid by the Fund for such services, (v) the Manager hereby agrees to advise the Fund of any changes required to be made to the disclosure in the Fund's registration statement relating to the Fund's portfolio managers provided by the Manager or any Manager-Delegatee, and
(vi) the Manager at all times remains liable to the Fund for its obligations hereunder regardless of whether services hereunder are provided by the Manager or any Manager-Delegatee. To the extent that such delegation occurs, references to the Manager herein also shall be deemed to include reference to any Manager-Delegatee, as the context may require.
    7. No member of the Board, officer or employee of the Trust or Fund shall receive from the Trust or Fund any salary or other compensation as such member of the Board, officer or employee while he is at the same time a director, officer, or employee of the Manager or any affiliated company of the Manager, except as the Board may decide. This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Manager's or any affiliated company's staff.
    8. As compensation for the services performed and the expenses assumed by the Manager, the Fund shall pay the Manager, within five (5) days after the last day of each month, a fee, computed daily at an annual rate set forth on Schedule A annexed hereto. The first payment of the fee shall be made within five
(5) days after the end of the month succeeding the effective date of this Agreement. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid within five (5) days after the end of the month of termination and shall be pro rated based upon the number of days in such month for which this Agreement was effective bears to the total number of days in such month; provided, however, that if the Fund invests all or substantially all of its assets in another registered investment company for which the Manager or an affiliate of the Manager serves as investment adviser or investment manager, the annual fee computed as set forth on such Schedule A shall be reduced by the aggregate management fees allocated to that Fund for the Fund's then-current fiscal year from such other registered investment company. The average daily net assets of the Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board.
    9. The Manager represents and warrants that it: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act, the CEA or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has reviewed the requirements for registration as a CPO under the CEA and is either registered as a CPO and a member of the National Futures Association (the "NFA") or is relying on an exemption or exclusion from registration as a CPO or is subject to exemptive relief by the CFTC from being a CPO with respect to the Fund; (iv) has adopted and implemented a written code of ethics complying with requirements of Rule 17j-1 under the 1940 Act; (v) has the authority to enter into and perform the services contemplated by this Agreement; and (vi) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.
    10. Except as may otherwise be provided by the 1940 Act, the CEA or any other federal securities law, neither the Manager nor any of its partners, shareholders, directors, officers and employees or the partners, shareholders, directors, officers and employees of any affiliates performing services for the Trust or Fund contemplated hereby (collectively, "Manager Affiliates") shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) ("Losses") incurred or suffered by the Trust as a result of any act or omission of the Manager or the Manager Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager or the Manager Affiliates for any and all Losses to which the Trust, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (the "1933 Act")) (collectively, "Trust Affiliates") may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the CEA, or under any other statute, or common law or otherwise arising out of or based on any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder.
    11. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Manager who may also be a Board member, officer, or employee of the Trust or the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Manager to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities, Commodity Interests and other investments consistent with the investment policies of the Fund or one or more other accounts of the Manager is considered at or about the same time, transactions in such securities, Commodity Interests and other investments will be allocated among the accounts in a manner deemed equitable by the Manager. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Manager's policies and procedures as presented to the Board from time to time.
    12. For the purposes of this Agreement, the Fund's "net assets" shall be determined as provided in the Fund's then-current Prospectus and Statement of Additional Information and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.
    13. This Agreement will become effective with respect to the Fund on the date set forth below the Fund's name on Schedule A annexed hereto, provided that it shall have been approved by the Trust's Board and by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect through the second anniversary of the date of effectiveness.
Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically approved at least annually (i) by the Board or
(ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.
    14. This Agreement is terminable with respect to the Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days' nor less than 30 days' written notice to the Manager, or by the Manager upon not less than 90 days' written notice to the Fund, and will be terminated upon the mutual written consent of the Manager and the Trust. This Agreement shall terminate automatically in the event of its assignment by the Manager and shall not be assignable by the Trust without the consent of the Manager.
    15. The Manager agrees that for services rendered to the Fund, or for any claim by it in connection with services rendered to the Fund, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust. The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Trust's Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually.

    16. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Fund's outstanding voting securities.
    17. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
    18. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.
[signature page to follow]



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

LEGG MASON PARTNERS VARIABLE
EQUITY TRUST

By:
__________________________________
________
Name:
Title:

ENTRUSTPERMAL MANAGEMENT LLC

By:
__________________________________
________
Name:
Title:



Schedule A
Permal Alternative Select VIT Portfolio
Date:
May 20, 2016
Fee:

1.90% of the Fund's average daily net assets


16237208.4

12
EXECUTION VERSION